SHARE PURCHASE AND SUBSCRIPTION AMENDING AGREEMENT

     THIS AGREEMENT dated for reference January 14, 2003 and effective as of the Closing Date herein defined

AMONG:

NEW MILLENNIUM ACQUISITIONS LTD.
and GREG BURGHARDT
(collectively, the “Vendors”)

OF THE FIRST PART

- and -

1049265 ALBERTA LTD.
(the “Purchaser”)

OF THE SECOND PART

- and -

FLOWSTAR TECHNOLOGIES INC. (“Flowstar”)
and FLOWRAY INC. (“Flowray”)
(collectively, the “Companies”)

OF THE THIRD PART

- and -

CTI DIVERSIFIED HOLDINGS, INC.

(“CTI”)

OF THE FOURTH PART

BACKGROUND

A.	The parties have entered into a Share Purchase and Subscription Agreement dated June 9, 2003 (the “Original Agreement”);
B.	The parties have agreed to revise the payment arrangements and schedule of payments contemplated by the Original Agreement as set forth in this agreement “Amendment”).

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties agree as follows:

1. INTERPRETATION

1.1 Where used in this agreement, the following words will have the following meanings:

(a)	Any capitalized term shall have the meaning ascribed to it in the Original Agreement.
(b)	“Payment Schedule” shall mean the Schedule I (revised) attached hereto which shall amend Schedule Ito the Original Agreement.

2. AMENDED PAYMENT PLAN

2.1 The parties have agreed that the purchase price for the purchase of the Shares as set out on Schedule I to the Original Agreement is hereby amended with Schedule I (revised) attached to this Amendment and shall take effect as and from the date of this Amendement.

3. ACKNOWLEDGMENTS

3.1 The Vendors and the Companies acknowledge that the cash payments reflected as having been made in the attached Schedule I (revised) have been duly received.
3.2 Each of the parties by the execution of this Amendment repeat the warranties set out in the Original Agreement and affirm and ratify all terms of the Original Agreement except as amended hereby.
3.3 The Vendors confirm, represent and warrant that they have the continued ability to sell the Shares in the Companies as set out in the Original Agreement and that the change in the Payment Schedule does not in any way affect their ability to sell or issue Shares or require any additional consents.

4. CONSEQUENTIAL CHANGES AND AGREEMENTS

4.1 The parties agree that the definition of Closing Date in the Original Agreement shall be deleted and replaced by the following:
“Closing Date” means January 14, 2004 or such other date as the parties may agree upon.
4.2 The parties also agree that closing of the transactions contemplated by the agreement shall take place at the offices of the Companies or such other place as the parties may, agree.

4.3 In all other respects the parties affirm and ratify the Original Agreement.

4.4 In the event of any inconsistencies between the provisions of the Original Agreement and this Amendment, the provisions of this Amendment will control in all respects.
4.5 The parties also agree that the $750,000 noted in the Original Agreement as purchase of Flowray shares from Treasury will now be considered a loan to the company.

IN WITNESS WHEREOF the parties have signed this amending agreement as of the date and year first above written.

NEW MILLENNIUM ACQUISITIONS LTD.	1049265 ALBERTA LTD.

Per:	/s/ Curtis Sparrow	Per:	/s/ John Anderson
	Curtis Sparrow		John Anderson

FLOWSTAR TECHNOLOGIES INC.		FLOWRAY INC.

Per:	/s/ Greg Burghardt	Per:	/s/ Greg Burghardt
	Greg Burghardt		Greg Burghardt

CTI DIVERSIFIED HOLDINGS, INC.

Per:	/s/ John Anderson
John Anderson

SIGNED, SEALED AND DELIVERED in the
presence of:

/s/ Leanne Conley	/s/ Gregory Burghardt
Witness to the Signature of Gregory Burghardt	GREGORY BURGHARDT

SCHEDULE I (revised)

A.	In consideration of the transfer to the Purchaser by New Millennium of 100 previously issued common shares of Flowray and 100 previously issued common shares of Flowstar:
Payable to New Millennium by the Purchaser:

$275,000.00 cash	(Paid)

B.	In consideration of the transfer to the Purchaser by Burghardt of 100 previously issued common shares of Flowray and 100 previously issued common shares of Flowstar:
Payable to Greg Burghardt by the Purchaser:

$275,000.00 cash	(Paid)